UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2023

Circle Energy, Inc.

(Exact name of Registrant as specified in its charter)

Nevada	333-263384	87-4125972
(State or other Jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS Employer I.D. No.)

8211 E Regal Place

Tulsa, OK  74133

Phone: (918) 994-0693

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule l4a- l2 under the Exchange Act (17 CFR 240. l4a- l2)

☐ Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240. l4d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. l3e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 11, 2023, stockholders holding a majority of the Company’s outstanding voting capital stock approved a shareholder resolution to amend and restate the Articles of Incorporation. It is anticipated that the Amended and Restated Articles will become effective on the date that the Amended and Restated Articles are filed with the Nevada Secretary of State.

The following changes were made to the original Articles of Incorporation:

•Article Fourth has been amended to (i) create a second class of shares designated as “Preferred Shares”; (ii) increase the authorized shares from 150,000,000 to 200,000,000 shares par value $0.001 per share, of which, 150,000,000 shares are authorized in the Common Stock and 50,000,000 shares are authorized in the Preferred Stock; and (iii) vest the Board of directors with the authority to designate series or classes of Preferred Shares without shareholder action.

•Article Fifth has been amended to remove the name and address of the initial directors of the Company.

•Article Seventh of the original articles of incorporation has been removed.

•Article Eighth of the original articles of incorporation has been renumbered Article Seventh.

•Article Nineth of the original articles of incorporation has been renumbered Article Eighth.

•Article Tenth of the original articles of incorporation has been renumbered Article Nineth.

•Article Eleventh of the original articles of incorporation has been renumbered Article Tenth.

•Article Twelfth of the original articles of incorporation has been renumbered Article Eleventh.

•Article Twelfth has been added to provide for Nevada as the exclusive forum for adjudication of certain disputes.

Item 5.07 Submission of Matters to a Vote of Security Holders

On July 11, 2023, stockholders holding a majority of the Company’s outstanding voting capital stock approved the following corporate actions: (i) to adopt and approve the Amended and Restated Articles of Incorporation to amend our Articles of Incorporation; and (ii) to approve the 2023 Company Stock Incentive Plan adopted by the Board of directors.

The corporate actions were approved on July 11, 2023, by Lloyd T. Rochford, a stockholder holding 1,100,000 shares of Common Stock, which represents approximately 71.9% of the voting power of the outstanding capital stock of the Company. The actions were approved by written consent in accordance with Nevada Revised Statutes.

Item 9.01 Financial Statements and Exhibits

The following exhibits are furnished with this report:

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation
99.1	2023 Stock Incentive Plan

SIGNATURES

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Circle Energy, Inc.

By /s/ William R. Broaddrick	July 13, 2023
William R. Broaddrick	Date
Its: Chief Financial Officer